EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Mark A. Shelnitz, Michael W. Conron, John W. Kapples, and Alexander Nielsen, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement to be filed by GCP Applied Technologies Inc., a Delaware corporation (the “Corporation”), with the Securities and Exchange Commission with respect to the Corporation’s 2016 Stock Incentive Plan and with respect to any and all amendments to the registration statement (including all post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Alfred E. Festa	/s/ Alfred E. Festa
Janice K. Henry	/s/ Janice K. Henry
Hudson La Force	/s/ Hudson La Force
Mark A. Shelnitz	/s/ Mark A. Shelnitz

Dated: January 26, 2016